UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AN IMPORTANT REMINDER TO VOTE YOUR PROXY

May 3, 2013

Dear Stockholder:

Our records indicate that your vote for the COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION 2013 Annual Meeting of Stockholders has not yet been received. The annual meeting will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 4, 2013. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Annual Meeting, you will be asked to: (1) elect three Class I Directors; (2) approve on a non-binding, advisory basis, the compensation of our named executive officers (“Say on Pay”); (3) amend the Company’s Restated Certificate of Incorporation, as amended, to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis; (4) approve the Amendment and Restatement of the 2004 Employee Stock Purchase Plan; (5) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and (6) consider a stockholder proposal regarding written consent.

Our Board of Directors unanimously recommends that you vote FOR all of the nominees for director; FOR Proposals 2, 3, 4 and 5; and AGAINST Proposal 6.

In order to ensure that you have an opportunity to vote, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW FEW OR HOW MANY SHARES YOU OWN. PLEASE VOTE TODAY BY TELEPHONE, INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Remember – every share and every vote counts!

If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

We appreciate your support and thank you in advance for voting promptly.

Steven Schwartz

Senior Vice President, General Counsel and Secretary